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                                                                    EXHIBIT 10.7
                           SUPERIOR FINANCIAL CORP.
                          1998 LONG-TERM INCENTIVE PLAN


1.   Purpose

The purpose of the Superior Financial Corp. 1998 Long-Term Incentive Plan is to provide incentives and rewards for Employees of the Company and its Subsidiaries
(i) to support the execution of the Company's business and human resource strategies and the achievement of its goals, (ii) to associate the interests of Employees with those of the Company's shareholders, (iii) provide Employees with an equity ownership in the Company commensurate with Company performance, as reflected in increased shareholder value, (iv) maintain competitive compensation levels, and (v) provide an incentive to Employees for continuous employment with the Company. The Plan permits the grant of non-qualified stock options, incentive stock options, stock appreciation rights, and restricted and performance shares.

2.   Definitions

"Award" includes, without limitation, stock options (including incentive stock options under Section 422 of the Code), restricted and performance shares, and stock appreciation rights all on a stand alone, combination, or tandem basis, as described in or granted under this Plan.

"Award Agreement" means a written agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award made to such Participant under this Plan, in the form prescribed by the Committee.

"Board" means the Board of Directors of the Company.

"Change of Control" shall have them meaning specified in Section 11(b).

"Code" means the Internal Revenue Code of 1986, as amended from time to time.

"Committee" means the Committee appointed by the Board, each member of which shall be a "disinterested person" within the
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meaning of Rule 16b-3 under the Exchange Act and shall be an "outside director"
within the meaning of Section 162(m) of the Code. The Committee shall be composed of no fewer than the minimum number of disinterested persons as may be required by Rule 16b-3.

"Common Stock" means the common stock of the Company.

"Company" means Superior Financial Corp., a thrift holding company under the Homeowners' Loan Act, organized in Delaware and headquartered in Fort Smith, Arkansas.

"Employee" means an employee of the Company or a Subsidiary.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Fair Market Value" means the closing price of the Common Stock as reported on the national stock exchange on which the Company's shares are actively traded on the relevant valuation date or, if there were no Common Stock transactions on the valuation date, on the next preceding date on which there were Common Stock transactions. If the Common Stock is not listed on such, or similar exchange, "Fair Market Value" means the last price at which shares were issued by the Company or traded in a private transaction.

"Incentive Stock Option Plan" means all terms and provisions of this "Plan" applicable to incentive stock options under Section 422 of the Code.

"Participant" means an Employee who has been granted an Award under this Plan.

"Performance Goals" means, with respect to any Performance Period, performance goals based on any of the following criteria and established by the Committee prior to the beginning of such Performance Period, or performance goals based on any of the following criteria and established by the Committee after the beginning of such Performance Period, that meet the requirements

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to be considered pre-established performance goals under Section 162(m) of the
Code: earnings or earnings growth; earnings per share; return on equity, assets or investment; revenues; expenses; stock price; market share; charge-offs; or reductions in non-performing assets. Such Performance Goals may be particular to an Employee or the division, department, branch, line of business, Subsidiary or other unit in which the Employee works, or may be based on the performance of the Company generally.

"Performance Period" means the period of time designated by the Committee applicable to a Performance Share during which the Performance Goals shall be measured.

"Performance Share" shall have the meaning specified in Section 6(c).

"Plan" means this Superior Financial Corp. 1998 Long-Term Incentive Plan.

"Plan Year" means a twelve-month period beginning with January 1 of each year.

"Reporting Person" means an officer or director of the Company subject to the reporting requirements of Section 16 of the Exchange Act.

"Stock Appreciation Rights" or "SARs" shall have the meaning specified in
Section 6(d).

"Subsidiary" means any corporation or other entity in which the Company has or obtains, directly or indirectly, a proprietary interest of more than 50% by reason of stock ownership or otherwise.

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3.   Eligibility

Employees eligible for participation in the Plan shall be selected by the Committee from the executive officers and other key employees of the Company who occupy responsible managerial or professional positions and who have the capability of making a substantial contribution to the success of the Company. In making the selection and in determining the form and amount of Awards, the Committee shall consider any factors deemed relevant, including the Employee's functions, responsibilities, value of services to the Company, past and potential contributions to the Company's profitability and growth.

4.   Plan Administration

(a) This Plan shall be administered by the Committee. The Committee shall have the authority, in its sole discretion from time to time to:

     (i) designate the Employees or classes of Employees eligible to participate in the Plan;

     (ii) subject to the limitations contained herein, grant Awards in such form and amount as the Committee shall determine;

     (iii) impose such limitations, restrictions and conditions upon any such Award as the Committee shall deem appropriate, including vesting schedules, price, and performance standards (including Performance Goals);

     (iv) determine payment alternatives such as cash, stock, or other means of payment consistent with the purpose of this Plan;

     (v) determine such other terms and conditions as the Committee shall deem appropriate; and

     (vi) interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan.

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(b)  Except as otherwise required by this Plan, the Committee shall have authority in its sole discretion to interpret and construe the provisions of this Plan and the Award Agreements and make determinations pursuant to any Plan provision or Award Agreement which shall be final and binding on all persons.

(c) The Committee may designate persons other than its members to carry out its responsibilities under such conditions or limitations as it may set, other than its authority with regard to Awards granted to Reporting Persons.

5.   Stock Subject To The Provisions Of This Plan

(a) The stock subject to the provisions of this Plan shall either be shares of authorized but unissued Common Stock, shares of Common Stock held as treasury stock or previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market. Subject to adjustment in accordance with the provisions of Section 9, and subject to Section 5(d), (i) the total number of shares of Common Stock that may be issued pursuant to Awards under the Plan (including, without limitation, Awards of Options, SARs, and restricted and Performance Shares) shall not exceed ten percent (10%) of the outstanding Common Stock as reported in the Company's Annual Report on Form 10-K for the fiscal year ending December 31, 1998, (ii) the total number of shares of Common Stock available for grants of Awards (including, without limitation, Awards of Options, SARs, and restricted and Performance Shares) in any Plan Year shall not exceed one percent (1%) of the outstanding Common Stock as reported in the Company's Annual Report on Form 10-K for the fiscal year ending December 31, 1998, and (iii) the total number of shares of Common Stock available for grants of restricted stock in any Plan Year that vest solely upon passage of time (for example, without regard to Performance Goals), shall not exceed one-third of one percent of the outstanding Common Stock as reported in the Company's Annual Report on Form 10-K for the fiscal year ending December 31, 1998.

(b) Subject to adjustment in accordance with Section 9 and subject to Section 5(a) the total number of shares of Common

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Stock available for grants of Awards (including without limitation, Awards of
Options, SARs, and restricted and Performance Shares) in any Plan Year to any Participant shall not exceed one percent (1%) of the outstanding Common Stock as reported on the Company's Form 10-K for the fiscal year ending December 31, 1998.

(c) For purposes of calculating the total number of shares of Common Stock available for grants of Awards, the grant of a performance or restricted share Award shall be deemed to be equal to the maximum number of shares of Common Stock which may be issued under the Award.

(d) There shall be carried forward and be available for Awards under this Plan in each succeeding Plan Year, in addition to shares of Common Stock available for grant under paragraph (a) of this Section 5, all of the following: (i) any unused portion of the limit set forth in paragraph (a) of this Section 5 for preceding Plan Years; and (ii) shares of Common Stock represented by Awards which have been cancelled, forfeited, surrendered, terminated or expire unexercised during preceding Plan Years.

6.  Employee Awards Under This Plan

As the Committee may determine, the following types of Employee Awards may be granted under this Plan to Employees on a stand alone, combination, or tandem basis:

(a) Stock Option. A right to purchase for cash or shares a specified number of
    ------------
shares of Common Stock at a fixed exercise price during a specified time, all as the Committee may determine; provided that the exercise price of any option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant of the Award.

(b) Incentive Stock Option. An award in the form of a stock option which shall
    ----------------------
comply with the requirements of Section 422 of the Code or any successor Section as it may be amended from time to time.

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(c) Restricted and Performance Shares. A transfer of shares of Common Stock to a
    ---------------------------------
Participant, subject to such restrictions or other incidents of ownership, or subject to specified Performance Goals for such periods of time as the Committee may determine.

(d) Stock Appreciation Rights.
    -------------------------

         (i) Subject to the terms and conditions of the Plan, Stock Appreciation Rights ("SARs") may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.

         (ii) A "Freestanding SAR" means a SAR that is granted independently of any other Award. A "Tandem SAR" means a SAR that is granted in connection with a related Award, particularly a stock option, including an incentive stock option, the exercise of which shall require forfeiture of the right to purchase a share of Common Stock under the related option (and when a share is purchased under the option, a Tandem SAR shall similarly be cancelled).

         (iii) The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 5 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

         (iv) The grant price of a Freestanding SAR shall equal the Fair Market Value of a share of Common Stock on the date of grant of the SAR. The grant price of Tandem SARs shall equal the exercise price of the related option.

         (vi) Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the shares of Common Stock subject to the related option upon the surrender of the right to exercise the equivalent portion of the related option. A Tandem SAR may be exercised only with respect to the shares of Common Stock for which its related option is then exercisable.

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         (viii) Exercise of Freestanding SARs. Freestanding SARs may be
exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

         (ix) SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

         (x) Term of SARs. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however that such term shall not exceed ten (10) years.

         (xi) Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

         (A) The difference between the Fair Market Value of a share of Common Stock on the date of exercise over the grant price; by

         (B) The number of shares of Common Stock with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, in shares of Common Stock of equivalent value, or in some combination thereof.

         (xi) Section 16 Requirements. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on exercise of a SAR (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of
Section 16 of the Exchange Act.

7.   Other Terms and Conditions
     --------------------------

(a)  Assignability. With respect to Incentive Stock Options only, except to the
     -------------
extent, if any, as may be permitted by the Code and rules promulgated under
Section 16 of the Exchange Act,

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(i) no Incentive Stock Option shall be assignable or transferable except by will or by the laws of descent and distribution or pursuant to a domestic relations order, and (ii) during the lifetime of a Participant, the Incentive Stock Option shall be exercisable only by such Participant or such Participant's guardian, legal representative, or assignee pursuant to a domestic relations order.

With respect to other Awards, unless the Committee shall permit (on such terms and conditions as it shall establish) an Award to be transferred to a member of the Participant's immediate family or to a trust or similar vehicle for the benefit of such immediate family members (collectively, the "Permitted Transferees"), (i) no Award shall be assignable or transferable except by will, by the laws of descent and distribution or pursuant to a domestic relations order, and (ii) during the lifetime of a Participant, the Award shall be exercisable only by such Participant or such Participant's guardian, legal representative or assignee pursuant to a domestic relations order or, if applicable, the Permitted Transferees.

(b) Death of Participant. Upon the death of a Participant, any rights to the
    --------------------
extent exercisable on the date of death may be exercised by the Participant's estate, or by a person who acquires the right to exercise the Award by bequest or inheritance or by reason of the death of the Participant, provided that such exercise occurs within both the remaining effective term of the Award and one year after the Participant's death.

(c) Retirement or Disability. Upon termination of the Participant's employment
    ------------------------
by reason of retirement or permanent disability (in each case as determined by the Committee), the Participant may, within thirty-six months from the date of termination, exercise any Award to the extent such Award otherwise is exercisable during such thirty-six months, pursuant to the terms of this Plan and the Award Agreement.

(d) Termination for Other Reasons. Except as provided in Section 7(b) and (c),
    -----------------------------
or except as otherwise determined by the

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Committee, all Awards shall terminate three (3) months after the termination of the Participant's employment.

(e) Exercise of Option by Transferee. Upon the transfer of (i) an Incentive
    --------------------------------
Stock Option to a beneficiary of devisee, or (ii) an option other than an Incentive Stock Option to any transferee pursuant to a transfer approved by the Committee, such transferee shall have the balance of the original exercise period within which to exercise the transferred option.

(f) Award Agreement. Each Award under this Plan shall be evidenced by an Award
    ---------------
Agreement executed by the Company and the holder of the Award, stating the number of shares of Common Stock subject to the Award in such form as the Committee may from time to time determine. Each Award shall be effective upon the decision of the Committee to grant the Award, which shall be deemed the date of grant of the Award.

(g) Rights As A Shareholder. Except as otherwise provided herein or in any Award
    -----------------------
Agreement, a Participant shall have no right as a shareholder with respect to shares of Common Stock covered by an Award until the date the Participant or his guardian or legal representative is the holder of record of such shares.

(h) No Obligation to Exercise. The grant of an Award shall impose no obligation
    -------------------------
upon the Participant to exercise the Award.

(i) Payments by Participants. The Committee may determine that Awards for which
    ------------------------
a payment is due from a Participant may be payable: (i) in U.S. dollars by personal check, bank draft or money order payable to the order of the Company, by money transfers or direct account debits; (ii) through the delivery or deemed delivery based on attestation to the ownership of shares of Common Stock with a Fair Market Value equal to the total payment due from the Participant; (iii) by a combination of the methods described in (i) and (ii) above; or (iv) by such other methods as the Committee may deem appropriate.

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(j) Tax Withholding. The Company shall have the right to withhold from any
    ---------------
payments made under this Plan, or to collect as a condition of payment, any taxes required by law to be withheld. At any time when a Participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with a distribution of shares of Common Stock pursuant to this Plan, the Participant may satisfy this obligation in whole or in part by electing to have the Company withhold from such distribution shares of Common Stock having a value equal to the amount required to be withheld. The value of the shares of Common Stock to be withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (the "Tax Date"). Any such election is subject to the following restrictions: (i) the election must be made on or prior to the Tax Date; (ii) the election must be irrevocable; and (iii) the election must be subject to the disapproval of the Committee. To the extent required to comply with rules promulgated under Section 16 of the Exchange Act, elections by Reporting Persons are subject to the following additional restrictions: (i) no election shall be effective for a Tax Date which occurs within six months of the grant of the award; and (ii) the election must be made either (A) six months or more prior to the Tax Date or (B) during a period beginning on the third business day following the date of release for publication of the Company's quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date.

(k) Restrictions On Sales and Exercise. With respect to Reporting Persons, and
    ----------------------------------
if required to comply with rules promulgated under Section 16 of the Exchange Act (i) no Award providing for exercise, a vesting period, a restriction period or the attainment of performance standards shall permit unrestricted ownership of shares of Common Stock by the Participant for at least six months from the date of grant, and (ii) shares of Common Stock acquired pursuant to this Plan (other than shares of Common Stock acquired as a result of the granting of a "derivative security") may not be sold or otherwise disposed of for at least six months after acquisition.

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(l)  Requirements of Law. The granting of Awards and the issuance of shares of
     -------------------
Common Stock upon the exercise of Awards shall be subject to all applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed. As a condition precedent to the issue of shares of Common Stock pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements.

8.   Amendments

(a) Except as otherwise provided in this Plan, the Board may at any time terminate and, from time to time, may amend or modify this Plan. Any such action of the Board may be taken without the approval of the Company's shareholders, but only to the extent that such shareholder approval is not required by applicable law or regulation, including specifically Rule 16b-3 under the Exchange Act and the Code.

(b) No amendment, modification or termination of this Plan shall in any manner adversely affect any Awards theretofore granted to a Participant under this Plan without the consent of such Participant.

9.   Recapitalization

The aggregate number of shares of Common Stock as to which Awards may be granted to Participants, the number of shares thereof covered by each outstanding Award, and the price per share thereof in each such Award, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, stock dividend, combination or exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or other such change. Any such adjustment may provide for the elimination of fractional shares.

10.  No Right To Employment

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No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or a Subsidiary. Nothing in this Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary. Moreover, the Committee's determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Award Agreements evidencing same) need not be uniform and may be made by it selectively among Employees who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

11.   Change of Control

(a) Notwithstanding anything contained in this Plan or any Award Agreement to the contrary, in the event of a Change of Control, as defined below, the following shall occur with respect to any and all Awards outstanding as of such Change of Control:

(i) automatic maximization of performance standards, lapse of all restrictions and acceleration of any time periods relating to the exercise, realization or vesting of such Awards so that such Awards may be immediately exercised, realized or vested in full on or before the relevant date fixed in the Award Agreement;

(ii) Performance Shares may be paid, in the Committee's discretion, entirely in cash;

(iii) upon exercise of a stock option or an incentive stock option (collectively, an "Option") during the 60-day period from and after the date of Change of Control, the Participant exercising the Option may in lieu of the receipt of Common Stock upon the exercise of the Option, elect by written notice to the Company to receive an amount in cash equal to the excess of the aggregate Value (as defined below) of the shares of Common Stock covered by the Option or portion thereof surrendered determined

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on the date the Option is exercised, over the aggregate exercise price of the
Option (such excess is referred to herein as the "Aggregate Spread"); provided, however, as to any person who is a Reporting Person, and notwithstanding any other provision of this Plan, that if the end of such 60-day period is within six months of the date of grant of an Option held by such Reporting Person, such Option shall be cancelled in exchange for a cash payment to the Participant equal to the Aggregate Spread on the day which is six months and one day after the date of grant of such Option. As used in this subparagraph 11(a)(iii) the term "Value" means the higher of (i) the highest Fair Market Value during the 60-day period from and after the date of a Change of Control, and (ii) if the Change of Control is the result of a transaction or series of transactions described in subparagraphs (i) or (iii) of Paragraph 11(b) (the definition of Change of Control), the highest price per share of the Common Stock paid in such transaction or series of transactions (which in the case of subparagraph 11(b)
(i) shall be the highest price per share of the Common Stock as reflected in a
Schedule 13D filed by the person having made the acquisition);

(iv) following a Change of Control, if a Participant's employment terminates for any reason other than retirement under a retirement plan of the Company or death, any Options held by such Participant may be exercised by such Participant until the earlier of three months after the termination of employment or the expiration date of such Options; and

(v)  all Awards shall become non-cancelable.

(b) A "Change of Control" of the Company shall be deemed to have occurred upon the happening of any of the following events:

(i) the acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership of 25% or more of either the then outstanding shares of Common Stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that

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neither of the following shall constitute a Change of Control: (A) any acquisition by the Company or any of its Subsidiaries, or any employee benefit plan (or related trust) of the Company or its Subsidiaries, or (B) any acquisition by any corporation if, following such acquisition, more than 50% of the then outstanding voting shares of stock of such corporation are owned, directly or indirectly, by all or substantially all of the persons who were the owners of the Common Stock of the Company immediately prior to such acquisition:

(ii) individuals who, as of the effective date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

(iii) approval by the shareholders of the Company of a reorganization, merger or consolidation of the Company, in each case, with respect to which the individuals and entities who were the respective beneficial owners of the Common Stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation.

(iv) approval by the shareholders of the Company of a (i) complete liquidation or dissolution of the Company, or (ii) the

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sale or other disposition of all or substantially all of the assets of the
Company, other than to a corporation, with respect to which following such sale or other disposition more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Common Stock of the Company and the outstanding voting securities of the Company immediately prior to such sale or other disposition in substantially the same proportions as their ownership, immediately prior to such sale or other disposition, of the outstanding Common Stock of the Company and outstanding securities of the Company, as the case may be.

(c) Notwithstanding anything contained in this Plan or any Award Agreement to the contrary, the provisions of this Article 11 may not be terminated, amended, or modified on or after the date of a Change of Control to effect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant's outstanding Awards.

12. Governing Law

    To the extent that federal laws do not otherwise control, this Plan shall be construed in accordance with and governed by the law of the State of Arkansas.

13. Indemnification

Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him in

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settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Code or Regulation, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

14.  Savings Clause

This Plan is intended to comply in all aspects with applicable law and regulation, including, with respect to Incentive Stock Options, Section 422 of the Code, and with respect to those Employees who are Reporting Persons, Rule 16b-3 under the Exchange Act. In case any one or more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulation (including Rule 16b-3), the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by laws, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws (including Section 422 of the Code and Rule 16b-3) so as to foster the intent of this Plan. Notwithstanding anything in this Plan to the contrary, the Committee, in its sole and absolute discretion, may bifurcate this Plan so as to restrict, limit or condition the use of any provision of this Plan to Participants who are Reporting Persons without so restricting, limiting or conditioning this Plan with respect to other Participants.

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15.  Effective Date And Term

The effective date of this Plan is the date of approval by the Company's Board of Directors, which date is _____________, 1998. Awards may be granted on or after the effective date, subject in the case of the Incentive Stock Option Plan, only, to its approval by the Company's shareholders within twelve (12) months thereafter. This Plan shall remain in effect until the tenth anniversary of its effective date.

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